Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION FOR THE RECALL TRANSACTION AND THIS OFFERING

(In Thousands)

The following unaudited pro forma consolidated financial statements are derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Iron Mountain Incorporated, or Iron Mountain, and of Recall Holdings Limited, or Recall, each as referred to below.

The unaudited pro forma consolidated balance sheet as of March 31, 2016, and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2016 and the year ended December 31, 2015, are presented herein. The unaudited pro forma consolidated balance sheet combines the consolidated balance sheets of Iron Mountain and Recall as of March 31, 2016 and gives effect to (1) Iron Mountain’s acquisition of all of the outstanding shares of Recall in exchange for cash and newly issued shares of Iron Mountain common stock which occurred on May 2, 2016, or the Recall Transaction; (2) the initial financing of the Recall Transaction; (3) the divestments in Australia, Canada and the United States required by the regulators as described herein, or the Divestments; (4) the integration of a portion of Recall’s operations into Iron Mountain’s structure as a real estate investment trust for U.S. federal income tax purposes, or REIT; and (5) the Offering (as defined below), the borrowings under the revolving credit facility of Iron Mountain’s credit agreement, or the Revolving Credit Facility, and the application of the net proceeds therefrom and cash on hand as described under “May 2016 Offering — Use of Proceeds,” below, or collectively, the Pro Forma Transactions, as if these had been completed on March 31, 2016. The unaudited pro forma consolidated statements of operations combine the historical results of Iron Mountain and Recall for the three months ended March 31, 2016 and the year ended December 31, 2015 and give effect to the Pro Forma Transactions as if these occurred on January 1, 2015. The historical financial information has been adjusted to give effect to pro forma adjustments that are (1) directly attributable to the Pro Forma Transactions; (2) factually supportable; and (3) with respect to the unaudited consolidated statements of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the Pro Forma Transactions occurred as of the dates indicated or what financial position or results of operations would be for any future periods. The unaudited pro forma consolidated financial statements are based upon the respective historical consolidated financial statements of Iron Mountain and Recall, and should be read in conjunction with (1) the accompanying notes to the unaudited pro forma consolidated financial information; (2) the unaudited consolidated financial statements for the three months ended March 31, 2016 and notes thereto of Iron Mountain included in the Iron Mountain Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, or the SEC, on April 28, 2016; (3) the audited consolidated financial statements for the year ended December 31, 2015 and notes thereto of Iron Mountain included in the Iron Mountain Annual Report on Form 10-K, filed with the SEC on February 26, 2016; (4) the unaudited consolidated financial statements and notes thereto for the six months ended December 31, 2014 of Recall; (5) the audited consolidated financial statements and notes thereto for the year ended June 30, 2015 of Recall, which are filed as Exhibit 99.1 to the Iron Mountain Current Report on Form 8-K/A, filed with the SEC on May 9, 2016, or the Current Report; (6) the unaudited consolidated financial statements and notes thereto for the six months ended December 31, 2015 of Recall, which are filed as Exhibit 99.2 to the Current Report; and (7) the unaudited consolidated balance sheet and unaudited consolidated statement of operations as of and for the three months ended March 31, 2016 of Recall, which are included as part of these unaudited pro forma consolidated financial statements, but not separately presented.

With regard to the Divestments, the unaudited pro forma consolidated financial statements give effect to the Divestments as described in Note 2 to the unaudited pro forma consolidated financial statements. In addition to the Divestments, the Recall Transaction’s impact on competition within the relevant United Kingdom, or the U.K., markets is still under investigation and review by the United Kingdom Competition and Markets Authority, or the CMA, and, with respect to the CMA’s investigation and review, the CMA Review. Iron Mountain agreed to place the entire Recall business located in the U.K. in a hold separate arrangement until the conclusion of the CMA Review and any subsequent period that might be required for the final implementation of any remedies that may be ordered by the CMA. Since any divestments that may be required based on the outcome of the CMA Review are unknown at this time, the unaudited pro forma consolidated financial information does not give effect to any potential divestments which may be required in the U.K. See Note 2 to notes to unaudited pro forma consolidated financial information for information regarding provisional findings of the CMA Review. The unaudited pro forma consolidated financial statements do not include the impact of any consideration from the Divestments or any divestment that may be required in the U.K. based on the outcome of the CMA Review, other than consideration of approximately $80,000, subject to adjustment, associated with the sale of the Access Assets (as defined below), or the Access Sale, to Access CIG, LLC, or Access, which closed on May 4, 2016. The $80,000 of total consideration associated with the Access Sale consists of $55,000 of cash received upon closing of the Access Sale and a long term receivable of $25,000, which represents Iron Mountain’s estimate of contingent consideration to be paid to Iron Mountain on the 27-month anniversary of the closing of the Access Sale, or the Access Contingent Consideration. The actual amount of the Access Contingent Consideration associated with the Access Sale that Iron Mountain will receive will be determined based upon revenues generated from the Access Assets following the closing.

The unaudited pro forma consolidated statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets. The unaudited pro forma consolidated statements of operations do not include the impact of any revenue, cost or other operating synergies that may result from the Recall Transaction, any related restructuring costs, and the extinguishment fee related to the repayment of the Bridge Financing (as defined below).

IRON MOUNTAIN INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2016

(In Thousands)

	Historical					Adjustments		Purchase Accounting		Recall
	Iron Mountain	Recall (IFRS) (see Note 3)	U.S. GAAP Adjustments	(Note)	Recall (U.S. GAAP)	to Reflect Held for Sale	(Note)	Adjustments (Inclusive of REIT)	(Note)	Closing Financing Adjustments	(Note)	Divestment Adjustments	(Note)	May 2016 Offering	(Note)	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$117,945	$155,400	$—		$155,400	$—		$(333,200)	7(b)	$359,559	7(m)	$55,000	7(n)	$(50,000)	7(r)	$304,704
Accounts receivable, net	574,717	203,548	—		203,548	(9,203)	7(a)	—		—		—		—		769,062
Deferred income taxes	22,261	—	8,655	5(a)(b)	8,655	—		(3,096)	7(j)	—		(344)	7(q)	—		27,476
Prepaid expenses and other	116,973	30,300	—		30,300	(633)	7(a)	—		—		—		—		146,640
Assets held for sale	—	—	—		—	120,244	7(a)	79,283	7(d)	—		(80,000)	7(o)	—		119,527
Total Current Assets	831,896	389,248	8,655		397,903	110,408		(257,013)		359,559		(25,344)		(50,000)		1,367,409
Property, Plant and Equipment:
Property, plant and equipment	4,865,424	785,329	19,288	5(c)	804,617	(111,661)	7(a)	(92,854)		—		—		—		5,465,526
Less Accumulated depreciation	(2,326,120)	(373,777)	(3,922)	5(c)	(377,699)	57,122	7(a)	377,699		—		—		—		(2,268,998)
Property, Plant and Equipment, net	2,539,304	411,552	15,366		426,918	(54,539)		284,845	7(c)	—		—		—		3,196,528
Other Assets, net:
Goodwill	2,400,719	703,400	—		703,400	(39,438)	7(a)	777,001	7(e)	—		—		—		3,841,682
Customer relationships and customer inducements	618,339	117,126	—		117,126	(15,846)	7(a)	598,844	7(f)	—		—		—		1,318,463
Other	32,051	16,874	(5,261)	5(a)(b)(c)	11,613	(585)	7(a)	47,386	7(f)(j)	—		25,000	7(p)	—		115,465
Total Other Assets, net	3,051,109	837,400	(5,261)		832,139	(55,869)		1,423,231		—		25,000		—		5,275,610
Total Assets	$6,422,309	$1,638,200	$18,760		$1,656,960	$—		$1,451,063		$359,559		$(344)		$(50,000)		$9,839,547
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$89,974	$89,400	$—		$89,400	$—		$—		$1,058,492	7(m)	$—		$(779,025)	7(r)	$458,841
Accounts payable	180,259	133,720	—		133,720	(1,634)	7(a)	(1,721)	7(h)	—		—		—		310,624
Accrued expenses	297,169	24,500	(11,395)	5(b)	13,105	(4,216)	7(a)	30,018	7(j)	—		2,658	7(q)	—		338,734
Deferred revenue	181,091	36,680	—		36,680	(1,777)	7(a)	—		—		—		—		215,994
Liabilities held for sale	—	—	—		—	10,623	7(a)	—		—		—		—		10,623
Total Current Liabilities	748,493	284,300	(11,395)		272,905	2,996		28,297		1,058,492		2,658		(779,025)		1,334,816
Long-term Debt, net of current portion	4,931,296	704,300	19,022	5(c)	723,322	—		13,641	7(g)(l)	(698,933)	7(m)	—		737,750	7(r)	5,707,076
Other Long-Term Liabilities	74,356	17,957	5,274	5(a)	23,231	(2,996)	7(a)	23,725	7(i)	—		—		—		118,316
Deferred Rent	96,079	11,843	(3,036)	5(c)	8,807	—		(8,807)	7(h)	—		—		—		96,079
Deferred Income Taxes	50,941	72,700	2,409	5(a)(b)(c)	75,109	—		96,093	7(j)	—		(3,002)	7(q)	—		219,141
														—
Equity:														—
Iron Mountain Incorporated Stockholders’ Equity:														—
Common stock	2,119	—	—		—	—		507	7(k)	—		—		—		2,626
Additional paid-in capital	1,628,971	388,800	—		388,800	—		1,462,393	7(k)	—		—		—		3,480,164
(Distributions in excess of earnings) Earnings in excess of distributions	(982,532)	247,800	6,486	5(b)(c)	254,286	—		(254,286)	7(k)	—		—		(8,725)	7(r)	(991,257)
Accumulated other comprehensive items, net	(152,160)	(89,500)	—		(89,500)	—		89,500	7(k)	—		—		—		(152,160)
Total Iron Mountain Incorporated Stockholders’ Equity	496,398	547,100	6,486		553,586	—		1,298,114		—		—		(8,725)		2,339,373
Noncontrolling Interests	24,746	—	—		—	—		—		—		—				24,746
Total Equity	521,144	547,100	6,486		553,586	—		1,298,114		—		—		(8,725)		2,364,119
Total Liabilities and Equity	$6,422,309	$1,638,200	$18,760		$1,656,960	$—		$1,451,063		$359,559		$(344)		$(50,000)		$9,839,547

See accompanying notes to unaudited pro forma consolidated financial information.

IRON MOUNTAIN INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In Thousands, Except Per Share Data)

	Historical
						Purchase		Recall
		Recall				Accounting		Closing				May
	Iron	(IFRS)	U.S. GAAP		Recall	Adjustments		Financing		Divestment		2016
	Mountain	(see Note 3)	Adjustments	(Note)	(U.S. GAAP)	(Inclusive of REIT)	(Note)	Adjustments	(Note)	Adjustments	(Note)	Offering	(Note)	Pro Forma
Revenues:
Storage rental	$1,837,897	$436,900	$—		$436,900	$—		$—		$(66,717)	8(h)	$—		$2,208,080
Service	1,170,079	361,500	—		361,500	—		—		(46,438)	8(h)	—		1,485,141
Total Revenues	3,007,976	798,400	—		798,400	—		—		(113,155)		—		3,693,221
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	1,290,025	408,300	(6,809)	5(b)(c)	401,491	1,447	8(a)	—		(53,536)	8(h)	—		1,639,427
Selling, general and administrative	844,960	239,700	—		239,700	(77,189)	8(b)	—		(13,306)	8(h)	—		994,165
Depreciation and amortization	345,464	69,300	386	5(c)	69,686	48,559	8(c)(d)	—		(7,994)	8(h)	—		455,715
Loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net	3,000	(1,500)	—		(1,500)	—		—		—		—		1,500
Total Operating Expenses	2,483,449	715,800	(6,423)		709,377	(27,183)		—		(74,836)		—		3,090,807
Operating Income (Loss)	524,527	82,600	6,423		89,023	27,183		—		(38,319)	8(h)	—		602,414
Interest Expense, Net	263,871	22,700	2,063	5(c)	24,763	(396)	8(f)	42,268	8(g)	—		(19,399)	8(i)	311,107
Other Expense (Income), Net	98,590	4,100	—		4,100	—		—		—		—		102,690
Income (Loss) Before Provision (Benefit) for Income Taxes and (Gain) Loss on Sale of Real Estate	162,066	55,800	4,360		60,160	27,579		(42,268)		(38,319)		19,399		188,617
(Benefit) Provision for Income Taxes	37,713	6,600	1,149	5(b)(c)	7,749	(5,126)	8(e)	5,753	8(g)	(14,091)	8(h)	(5,538)	8(i)	26,460
(Gain) Loss on Sale of Real Estate, Net of Tax	(850)	—	—		—	—		—		—		—		(850)
Income (Loss)	$125,203	$49,200	$3,211		$52,411	$32,705		$(48,021)		$(24,228)		$24,937		$163,007

Earnings per Share — Basic	$0.59													$0.62
Earnings per Share — Diluted	$0.59													$0.62

Weighted Average Common Shares Outstanding — Basic	210,764					50,691	8(j)							261,455
Weighted Average Common Shares Outstanding — Diluted	212,118					50,691	8(j)							262,809

See accompanying notes to unaudited pro forma consolidated financial information.

IRON MOUNTAIN INCORPORATED

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(In Thousands, Except Per Share Data)

	Historical
	Iron Mountain	Recall (IFRS) (see Note 3)	U.S. GAAP Adjustments	(Note)	Recall (U.S. GAAP)	Purchase Accounting Adjustments (Inclusive of REIT)	(Note)	Recall Closing Financing Adjustments	(Note)	Divestment Adjustments	(Note)	May 2016 Offering	(Note)	Pro Forma
Revenues:
Storage rental	$461,211	$110,900	$—		$110,900	$—		$—		$(16,590)	8(h)	$—		$555,521
Service	289,479	90,400	—		90,400	—		—		(11,707)	8(h)	—		368,172
Total Revenues	750,690	201,300	—		201,300	—		—		(28,297)		—		923,693
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	326,105	98,063	1,659	5(b)(c)	99,722	284	8(a)	—		(12,832)	8(h)	—		413,279
Selling, general and administrative	207,766	65,417	—		65,417	(28,732)	8(b)	—		(3,366)	8(h)	—		241,085
Depreciation and amortization	87,204	18,829	96	5(c)	18,925	10,622	8(c)(d)	—		(2,572)	8(h)	—		114,179
Loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net	(451)	—	—		—	—		—		—		—		(451)
Total Operating Expenses	620,624	182,309	1,755		184,064	(17,826)		—		(18,770)		—		768,092
Operating Income (Loss)	130,066	18,991	(1,755)		17,236	17,826		—		(9,527)	8(h)	—		155,601
Interest Expense, Net	67,062	6,600	477	5(c)	7,077	(71)	8(f)	19,655	8(g)	—		(14,827)	8(i)	78,896
Other Expense (Income), Net	(11,937)	1,791	—		1,791	—		—		—		—		(10,146)
Income (Loss) Before Provision (Benefit) for Income Taxes	74,941	10,600	(2,232)		8,368	17,897		(19,655)		(9,527)		14,827		86,851
(Benefit) Provision for Income Taxes	11,900	3,400	(588)	5(b)(c)	2,812	(199)	8(e)	1,702	8(g)	(3,539)	8(h)	(1,385)	8(i)	11,291
Income (Loss)	$63,041	$7,200	$(1,644)		$5,556	$18,096		$(21,357)		$(5,988)		$16,212		$75,560

Earnings per Share — Basic	$0.30													$0.29
Earnings per Share — Diluted	$0.30													$0.29

Weighted Average Common Shares Outstanding — Basic	211,526					50,691	8(j)							262,217
Weighted Average Common Shares Outstanding — Diluted	212,471					50,691	8(j)							263,162

See accompanying notes to unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

(In Thousands, Except Share and Per Share Amounts)

NOTE 1 — DESCRIPTION OF THE RECALL TRANSACTION

On May 2, 2016 (Sydney, Australia time), Iron Mountain completed the Recall Transaction, pursuant to the Scheme Implementation Deed, as amended, or the Recall Agreement, with Recall. As a result of the Recall Transaction, Recall became a wholly-owned subsidiary of Iron Mountain.

At the closing of the Recall Transaction, Iron Mountain paid approximately $333,200 and issued 50,691,329 shares of Iron Mountain common stock which, based on the closing price of Iron Mountain common stock as of April 29, 2016 of $36.53 per share, resulted in a total purchase price to Recall shareholders of approximately $2,184,900.

NOTE 2 — BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma consolidated balance sheet was prepared using the historical balance sheets of Iron Mountain and Recall as of March 31, 2016. Recall’s fiscal year ends on June 30 and Iron Mountain’s fiscal year ends on December 31. As the fiscal years differ by more than 93 days, financial information for Recall for the year ended December 31, 2015 and the three months ended March 31, 2016 has been derived for purposes of the preparation of the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated statements of operations were prepared using:

•                  the historical unaudited statement of operations of Iron Mountain for the three months ended March 31, 2016;

•                  the historical audited statement of operations of Iron Mountain for the year ended December 31, 2015;

•                  the historical unaudited consolidated income statement of Recall for the twelve months ended December 31, 2015, which has been derived by adding the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2015, to the financial data from the historical audited consolidated income statement for the year ended June 30, 2015, and subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2014; and

•                  the historical unaudited consolidated income statement of Recall for the three months ended March 31, 2016.

The unaudited pro forma consolidated financial information as it relates to the Recall Transaction was prepared using the acquisition method of accounting with Iron Mountain treated as the acquiring entity. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration issued in connection with the Recall Transaction. In the unaudited pro forma consolidated balance sheet, Iron Mountain’s purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the Recall Transaction. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma consolidated financial statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 2 — BASIS OF PRESENTATION (Continued)

based on certain valuations and other studies that will be performed by Iron Mountain with the services of outside valuation specialists during the valuation period of the Recall Transaction. Accordingly, the purchase price allocation adjustments and related depreciation and amortization reflected in the unaudited pro forma consolidated financial statements are preliminary, have been made solely for the purpose of preparing these statements and are subject to revision based on a final determination of fair value upon the conclusion of the valuation period of the Recall Transaction.

The unaudited pro forma consolidated statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets. The unaudited pro forma consolidated statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Recall Transaction or any related restructuring costs. The unaudited pro forma consolidated statements of operations also do not include the impact of any consideration from the Divestments, with the exception of the Access Sale, which was completed on May 4, 2016.

Bridge Financing Arrangement

On April 29, 2016, Iron Mountain entered into a bridge credit agreement with JPMorgan Chase Bank N.A., or the Bridge Financing, and on that day borrowed the full amount of the $850,000 available to it under the Bridge Financing. Iron Mountain used the proceeds from the Bridge Financing, along with borrowings of $299,068, or the Recall Closing Revolver Funds, drawn under the Revolving Credit Facility, to finance the closing of the Recall Transaction, including funding the cash consideration delivered to Recall shareholders in the Recall Transaction, refinancing Recall’s existing indebtedness and paying certain costs incurred by Iron Mountain in connection with the closing of the Recall Transaction. The cash proceeds from the issuance of the Bridge Financing and the Recall Closing Revolver Funds drawn to Iron Mountain were $1,141,843 (net of $7,225 of financing costs that have been deferred and will be amortized over the term of the Bridge Financing to interest expense). The Bridge Financing bears interest at LIBOR plus a margin of 325 basis points which increases by 50 basis points quarterly, and the Revolving Credit Facility bears interest at LIBOR plus a margin of 225 basis points, resulting in a weighted average interest rate of 4.30% and 7.84% per annum for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively. Included in the weighted average interest rates above are certain duration fees applicable to the Bridge Financing, or the Duration Fees. The Duration Fees are assessed based on the period of time the Bridge Financing is outstanding. The Duration Fees consist of (1) 25 basis points on the amount outstanding at 180 days from the date of first borrowing under the Bridge Financing; (2) 50 basis points on the amount outstanding at 270 days from the date of first borrowing under the Bridge Financing; and (3) 100 basis points on the amount outstanding at 365 days from the date of first borrowing under the Bridge Financing. Excluding the effect of the Duration Fees, the weighted average interest rate would have been 3.75% and 4.88% per annum for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively. The borrowings under the Bridge Financing were subject to certain other fees including a structuring fee of $850, a commitment fee of 50 basis points on the amount borrowed and a funding fee of 25 basis points of the amount borrowed, which are included in the weighted

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 2 — BASIS OF PRESENTATION (Continued)

average interest rate. In addition, the Bridge Financing includes certain fees to be paid upon extinguishment.

As described under “May 2016 Offering — Use of Proceeds” below, the Bridge Financing will be repaid and replaced by proceeds from the Offering, as well as cash on hand and additional borrowings under the Revolving Credit Facility.

Divestments and Potential Divestitures in the U.K.

Divestments

In connection with the Recall Transaction, Iron Mountain sought regulatory approval from the Australian Competition and Consumer Commission, or the ACCC, the United States Department of Justice, or the DOJ, the Canada Competition Bureau, or the CCB, and the CMA.

In March 2016, (1) the DOJ announced its approval of the Recall Transaction, on the basis that Iron Mountain make certain divestments following the closing of the Recall Transaction; (2) the ACCC announced that it will not oppose the Recall Transaction, after accepting an undertaking from Iron Mountain pursuant to section 87B of the Australian Competition and Consumer Act 2010 (Cth); and (3) the CCB announced that it has approved the Recall Transaction on the basis of the registration of a Consent Agreement with Iron Mountain pursuant to sections 92 and 105 of the Competition Act (R.S.C., 1985, c. C-34).

The Divestments agreed to with the ACCC, DOJ and CCB are as follows:

•                  Australia:

•                  The sale of Iron Mountain’s Australian business other than its data management business throughout Australia and its records and information management business in the Northern Territory of Australia, except in relation to customers who have holdings in other Australian states or territories.

•                  Canada:

•                  Recall’s records and information management facilities, including associated tangible and intangible assets and employees, in Edmonton, Alberta and Montreal (Laval), Quebec and certain of Recall’s records and information management facilities, including all associated tangible and intangible assets and employees, in Calgary, Alberta and Toronto, Ontario; and

•                  One of Iron Mountain’s records and information management facilities in Vancouver (Burnaby), British Columbia and two of Iron Mountain’s records and information management facilities in Ottawa, Ontario, including associated tangible and intangible assets and employees.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 2 — BASIS OF PRESENTATION (Continued)

•                  United States, or the U.S.:

•                  Recall’s records and information management facilities, including all associated tangible and intangible assets, in the following 13 U.S. cities, or the Access Assets: Buffalo, New York; Charlotte, North Carolina; Detroit, Michigan; Durham, North Carolina; Greenville/Spartanburg, South Carolina; Kansas City, Kansas/Missouri; Nashville, Tennessee; Pittsburgh, Pennsylvania; Raleigh, North Carolina; Richmond, Virginia; San Antonio, Texas; Tulsa, Oklahoma; and San Diego, California; and

•                  Recall’s records and information management facility in Seattle, Washington and certain of Recall’s records and information management facilities in Atlanta, Georgia, including in each case associated tangible and intangible assets, or the Seattle/Atlanta Divestments.

Iron Mountain’s and Recall’s historical consolidated balance sheets as of March 31, 2016 and historical consolidated statements of operations for the year ended December 31, 2015 and for the three months ended March 31, 2016 have been adjusted to reflect the Divestments. The unaudited pro forma consolidated balance sheet as of March 31, 2016 gives effect to the reclassification of Iron Mountain’s and Recall’s historical assets and liabilities subject to the Divestments to the financial statement line items assets held for sale or liabilities held for sale. The unaudited pro forma consolidated statements of operations gives pro forma effect to the elimination of revenue, operating expenses and other income and expenses related to the Divestments.

The unaudited pro forma consolidated balance sheet also gives effect to the Access Sale, including the elimination of assets held for sale relating to the Access Sale and the consideration and the taxes payable arising from the Access Sale, as required by the DOJ in connection with its approval of the Recall Transaction. With the exception of the Access Sale, as described above, pro forma effect has not been given to any of the consideration from the Divestments, as such consideration is not factually supportable.

Potential Divestitures in the U.K.

The CMA Review is ongoing. On May 4, 2016, the CMA issued its provisional findings regarding any potential required divestitures in the U.K. of Iron Mountain and/or Recall operations. Assuming the provisional findings were implemented, Iron Mountain would be required to divest assets accounting for approximately $5,000 in annual revenue, or approximately $300 of annual operating income. As the provisional findings are not final, any potential divestitures required in the U.K. are not known and the unaudited pro forma consolidated financial information does not give effect to any such divestitures.

REIT Conversion

Iron Mountain has integrated, or is in the process of integrating, a portion of Recall’s operations into Iron Mountain’s structure as a REIT. As a result, the unaudited pro forma consolidated balance sheet and unaudited pro forma statements of operations give pro forma effect to the portion of Recall’s operations which Iron Mountain is integrating, as this assumption is determined to be factually supportable. In order to meet the requirements to qualify for taxation as

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 2 — BASIS OF PRESENTATION (Continued)

a REIT, Iron Mountain will be required to distribute before the close of its current taxable year any earnings and profits, or the E&P Distribution, that Recall has earned in the current year or accumulated in its subsidiaries holding the portion of its business that is integrated into Iron Mountain’s REIT structure. Iron Mountain believes that the potential range of this E&P Distribution is between $0 and $50,000. The final amount of the E&P Distribution, however, will be subject to a formal study which has not yet been performed. Accordingly, the unaudited pro forma consolidated financial information does not give effect to the E&P Distribution, as it is not factually supportable.

May 2016 Offering

a.                                      The Offering

Iron Mountain Incorporated is offering $500,000 in aggregate principal amount of its 4.375% Senior Notes due 2021, or the Parent Notes. Iron Mountain US Holdings, Inc., or the Subsidiary Issuer, is offering $250,000 of 5.375% Senior Notes due 2026, or the Subsidiary Notes, and together with the Parent Notes, the Notes. The Parent Notes and the Subsidiary Notes will bear interest at an annual rate of 4.375% and 5.375%, respectively, and will be issued at 100.000% of par.

b.                                      Use of Proceeds

The cash proceeds from the Offering are expected to be $737,750 (net of $12,250 which includes discounts to the initial purchasers and estimated Offering expenses, or the Offering Expenses). These proceeds, along with cash on hand of $50,000 and borrowings of $63,750 under the Revolving Credit Facility will be used to repay, in its entirety, the Bridge Financing, or the Bridge Financing Repayment.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 3 — RECLASSIFICATIONS

Certain balances presented in the historical Recall financial statements included within these unaudited pro forma consolidated financial statements were reclassified to conform their presentation to that of Iron Mountain as indicated in the tables below:

Unaudited Pro Forma Balance Sheet as of March 31, 2016

	Amount	Presentation in Recall’s IFRS Statutory Financial Statements	Presentation in Unaudited Pro Forma Consolidated Financial Statements
Inventories	$2,300	Inventories	Prepaid expenses and other
Other assets	28,000	Other assets	Prepaid expenses and other
Customer relationships	88,545	Intangible assets	Customer relationships and customer inducements
Customer acquisition costs	28,581	Intangible assets	Customer relationships and customer inducements
Computer software	23,000	Intangible assets	Property, Plant and Equipment, net
Deferred revenue	36,680	Trade and other payables	Deferred revenue
Deferred rent	11,843	Other liabilities	Deferred Rent

The following balances have been included in other assets, accrued expenses and other long-term liabilities as follows:

	Amount	Presentation in Unaudited Pro Forma Consolidated Financial Statements
Other intangibles	$4,374	Other
Other receivables	5,300	Other
Deferred tax assets	6,600	Other
Derivative financial instruments	200	Other
Other assets	400	Other
Taxes payable	6,300	Accrued expenses
Provisions	18,200	Accrued expenses
Derivative financial instruments	400	Other Long-Term Liabilities
Provisions	11,000	Other Long-Term Liabilities
Other liabilities	6,557	Other Long-Term Liabilities

Unaudited Pro Forma Consolidated Statements of Operations Adjustments

Certain line items in Recall’s consolidated income statements have been reclassified to conform to Iron Mountain’s presentation in the unaudited pro forma consolidated statements of operations as follows:

•                  Operating expenses have been reclassified to selling, general and administrative, cost of sales, depreciation and amortization;

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 3 — RECLASSIFICATIONS (Continued)

•                  Gain on sale of business has been reclassified to loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net;

•                  Finance revenue has been reclassified to interest expense, net; and

•                  Finance costs have been reclassified to interest expense, net and other expense (income), net.

NOTE 4 — PURCHASE PRICE

At the closing of the Recall Transaction, Iron Mountain paid approximately $333,200 and issued 50,691,329 shares of Iron Mountain common stock which, based on the closing price of Iron Mountain common stock as of April 29, 2016 of $36.53 per share, resulted in a total purchase price to Recall shareholders of approximately $2,184,900.

The following is a summary of the preliminary allocation of the above purchase price as reflected in the unaudited pro forma consolidated balance sheet as of March 31, 2016:

Cash and cash equivalents	$155,400
Accounts receivable, net	203,548
Prepaid expenses and other	30,300
Assets held for sale	105,800
Property, plant and equipment	685,246
Customer relationship intangible asset	715,970
Other intangible assets	52,698
Deferred income tax assets, including current portion	5,961
Other assets — long term	5,900
Accounts payable	(131,999)
Accrued expenses	(13,104)
Deferred revenue	(36,680)
Long-term debt, including current portion	(790,872)
Unfavorable lease liabilities	(23,725)
Other Long-Term Liabilities	(58,722)
Deferred income tax liabilities, including current portion	(201,222)
Estimated fair value of net assets acquired	704,499
Preliminary allocation to goodwill	1,480,401
Estimated purchase price	$2,184,900

The goodwill balance is primarily attributed to the assembled workforce, expanded market opportunities and cost and other operating synergies anticipated upon the integration of the operations of Iron Mountain and Recall. See Note 7 for a discussion of the methods used to determine the fair value of Recall’s identifiable assets and liabilities.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 5 — IFRS TO U.S. GAAP ADJUSTMENTS

(a)                                 Reflects adjustments to the presentation of deferred income taxes as a result of the application of Accounting Principles Generally Accepted in the United States, or U.S. GAAP. In accordance with International Financial Reporting Standards, or IFRS, on a jurisdictional basis all deferred tax assets, or DTAs, and deferred tax liabilities, or DTLs, are netted together, and the net DTA or DTL is recorded on the balance sheet as a noncurrent DTA or DTL, respectively. Under U.S. GAAP, jurisdictional netting of DTAs and DTLs are performed on a current versus noncurrent basis. The following table reflects the adjustments to current and noncurrent DTAs and DTLs as a result of the application of U.S. GAAP as of March 31, 2016:

	Adjustment	Presentation in Unaudited Pro Forma Consolidated Financial Statements
Current deferred tax assets	$10,518	Deferred income taxes
Long-term deferred tax assets	(7,550)	Other
Uncertain tax position liability	5,274	Other Long-Term Liabilities
Long-term deferred tax liabilities	(2,306)	Deferred income taxes

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 5 — IFRS TO U.S. GAAP ADJUSTMENTS (Continued)

(b)           Reflects adjustments to reverse accrued expenses and related tax effects for restructuring actions taken by Recall during the year ended December 31, 2015 and the three months ended March 31, 2016 due to differences in the timing of recognition of such liabilities permitted under IFRS and U.S. GAAP. Under IFRS, liabilities for plant closures, lease terminations and other exit costs may generally be recognized when an entity has formally committed to a plan. U.S. GAAP prohibits the recognition of a liability based solely on an entity’s commitment to a plan. Under U.S. GAAP, the recognition of a provision for a lease termination generally is upon the date the property is no longer in use and most categories of exit costs are recognized as incurred.

Unaudited Pro Forma Balance Sheet Adjustments

	Adjustment	Presentation in Unaudited Pro Forma Consolidated Financial Statements
Current deferred tax assets	$(1,863)	Deferred income taxes
Long-term deferred tax assets	(2,507)	Other
Accrued expenses	(11,395)	Accrued expenses
Long-term deferred tax liabilities	105	Deferred income taxes
(Distributions in excess of earnings) Earnings in excess of distributions	6,920	(Distribution in excess of earnings) Earnings in excess of distributions

Unaudited Pro Forma Statement of Operations Adjustments — Year Ended December 31, 2015

Adjustment
Cost of sales	$(4,977)
(Benefit) provision for income taxes	1,312

Unaudited Pro Forma Statement of Operations Adjustments — Three Months Ended March 31, 2016

Adjustment
Cost of sales	$2,086
(Benefit) provision for income taxes	(550)

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 5 — IFRS TO U.S. GAAP ADJUSTMENTS (Continued)

(c)           Reflects adjustments related to an existing Recall operating lease that is considered a financing obligation under U.S. GAAP. Under U.S. GAAP, Recall was deemed to be the accounting owner of the asset subject to this lease during the construction period. Upon completion of the construction period, Recall determined that the lease did not meet the criteria for “sale-leaseback” treatment. Under U.S. GAAP, Recall must continue to record an asset and corresponding financing obligation. As a result, contractual payments related to the leased property are reversed from rent expense and recorded as depreciation expense, ground rent expense and interest expense.

Unaudited Pro Forma Balance Sheet Adjustments

Adjustment
Property, plant and equipment	$19,288
Accumulated depreciation	(3,922)
Other	4,796
Long-term debt, net of current portion	19,022
Deferred rent	(3,036)
Deferred income taxes	4,610
(Distributions in excess of earnings) Earnings in excess of distributions	(434)

Unaudited Pro Forma Statement of Operations Adjustments — Year Ended December 31, 2015

Adjustment
Cost of sales	$(1,832)
Depreciation and amortization	386
Interest expense, net	2,063
(Benefit) provision for income taxes	(163)

Unaudited Pro Forma Statement of Operations Adjustments — Three Months Ended March 31, 2016

Adjustment
Cost of sales	$(427)
Depreciation and amortization	96
Interest expense, net	477
(Benefit) provision for income taxes	(38)

NOTE 6 — CONFORMING ACCOUNTING POLICIES

At this time, except for the adjustments noted in (1) Note 5 to restate the consolidated financial statements of Recall previously issued under IFRS to be consistent with U.S. GAAP; and (2) Note 3 to reclassify certain balances presented in the historical financial statements of Recall to conform their presentation to that of Iron Mountain, Iron Mountain is not aware of any material differences between the accounting policies of the two companies that would continue to exist subsequent to the application of purchase accounting. Iron Mountain is currently in the process of

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 6 — CONFORMING ACCOUNTING POLICIES (Continued)

conducting a more detailed review of Recall’s accounting policies in an effort to determine if differences in accounting policies require further reclassification of Recall’s results of operations or reclassification of assets or liabilities to conform to Iron Mountain’s accounting policies and classifications. As a result, Iron Mountain may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 7 — UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

Assets and liabilities held for sale adjustments

(a)           As discussed under “Divestments” in Note 2, Iron Mountain was required to make divestments as part of the Recall Transaction in order to obtain certain regulatory approvals. Certain line items within Iron Mountain’s and Recall’s historical consolidated balance sheets as of March 31, 2016 have been adjusted to give effect to the reclassification of assets and liabilities included in the Divestments to held for sale prior to their divestment within the unaudited pro forma consolidated balance sheet as shown below:

	Adjustments					Total Adjustments
	Iron Mountain Australia	Iron Mountain Canada	Recall U.S. (Access)	Recall U.S. (Seattle & Atlanta)	Recall Canada	to Reflect Held for Sale
ASSETS
Current Assets:
Accounts receivable, net	$(9,203)	$—	$—	$—	$—	$(9,203)
Prepaid expenses and other	(633)	—	—	—	—	(633)
Assets held for sale	90,868	2,859	20,688	3,458	2,371	120,244
Total Current Assets	81,032	2,859	20,688	3,458	2,371	110,408
Property, Plant and Equipment:
Property, plant and equipment	(57,337)	(8,493)	(28,232)	(9,700)	(7,899)	(111,661)
Less — Accumulated depreciation	32,138	5,670	7,544	6,242	5,528	57,122
Property, Plant and Equipment, net	(25,199)	(2,823)	(20,688)	(3,458)	(2,371)	(54,539)
Other Assets, net:
Goodwill	(39,438)	—	—	—	—	(39,438)
Customer relationships and acquisition costs	(15,846)	—	—	—	—	(15,846)
Other	(549)	(36)	—	—	—	(585)
Total Other Assets, net	(55,833)	(36)	—	—	—	(55,869)
LIABILITIES
Current Liabilities:
Accounts payable	$(1,634)	$—	$—	$—	$—	$(1,634)
Accrued expenses	(4,216)	—	—	—	—	(4,216)
Deferred revenue	(1,777)	—	—	—	—	(1,777)
Liabilities held for sale	10,623	—	—	—	—	10,623
Total Current Liabilities	2,996	—	—	—	—	2,996
Other Long-Term Liabilities	(2,996)	—	—	—	—	(2,996)

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 7 — UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS (Continued)

Purchase Accounting Adjustments

(b)                                 Reflects the cash portion of the purchase price paid to Recall shareholders of approximately $333,200.

(c)                                  Reflects an increase in book value for Recall’s property, plant and equipment balance of $284,845 (consisting primarily of an increase in the value of racking structures of $166,310), resulting in a total fair value of acquired property, plant and equipment of $685,246, including the fair value of the property, which did not meet the criteria for “sale-leaseback” treatment for which Recall must continue to record as an asset. The fair value estimate for property, plant and equipment is preliminary and has been determined based on the assumptions that management believes market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their highest and best use. For purposes of the accompanying unaudited pro forma consolidated financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for property, plant and equipment may differ materially from this preliminary determination.

(d)                                 Reflects an increase in book value for Recall’s assets classified as held for sale of $79,283 (consisting primarily of an increase in the value in property, plant and equipment of $26,806), resulting in a total fair value less cost to sell of acquired assets held for sale of $105,800. The fair value of assets held for sale is preliminary and has been determined based on the assumptions that management believes market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value less cost to sell determination for assets held for sale may differ materially from this preliminary determination.

(e)                                  Goodwill is calculated as the difference between the fair value of the purchase price and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. See Note 4 for the calculation of the amount of goodwill recognized in connection with the Recall Transaction.

(f)                                   Reflects identifiable intangible assets expected to be recognized in connection with the Recall Transaction, consisting of the following:

Description	Estimated Fair Value	Presentation in Unaudited Pro Forma Consolidated Financial Statements
Customer relationships	$715,970	Customer relationships and customer inducements
Recall trade name	17,140	Other
Favorable leases	35,558	Other
Total identifiable intangible assets	$768,668

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 7 — UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS (Continued)

The fair value of the customer relationship intangible asset was valued using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from Recall’s existing customer base. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible assets and other identifiable intangible assets. The excess earnings are thereby calculated for each year of a multi-year projection period and discounted to present value. Accordingly, the primary components of this method consist of the determination of excess earnings and an appropriate rate of return.

The Recall trade name was valued using the relief from royalty method under the income approach, which estimates the cost savings generated by a company related to the ownership of an asset for which it would otherwise have had to pay royalties or license fees on revenues earned through the use of the asset. The discount rate used is determined at the time of measurement based on an analysis of the implied internal rate of return of the Recall Transaction, weighted average cost of capital and weighted average return on assets.

The estimated value of favorable lease assets is $35,558, which reflects leases with contractual rents that are less than current market rents.

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that management believes market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their highest and best use. For purposes of the accompanying unaudited pro forma consolidated financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determinations for identifiable intangible assets may differ from this preliminary determination and those differences may be material.

(g)                                  Reflects the removal of capitalized borrowing costs of $5,053 associated with Recall’s outstanding indebtedness as a result of the application of purchase accounting.

(h)                                 Reflects an adjustment to eliminate the previously existing current and long-term deferred rent liabilities of Recall of $1,721 and $8,807, respectively, as a result of the application of purchase accounting.

(i)                                     Reflects an adjustment to record the fair value of unfavorable lease obligations of $23,725 for leases with contractual rents that are greater than current market rents. The final fair value determination for unfavorable lease obligations may differ from this preliminary determination and those differences may be material.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 7 — UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS (Continued)

(j)                                    Reflects the adjustments to record the step up of deferred income tax assets and liabilities resulting from pro forma fair value adjustments for the assets acquired and liabilities assumed, including the Divestments, and to give effect to the removal of deferred taxes as a result of the REIT conversion of a portion of Recall’s operations, as follows:

	Purchase Accounting	REIT Conversion	Presentation in Unaudited Pro Forma Consolidated Financial Statements
Current deferred tax assets	$(516)	$(2,580)	Deferred income taxes
Long-term deferred tax assets	(937)	—	Other
Current deferred tax liabilities	1	30,017	Accrued expenses
Long-term deferred tax liabilities	300,485	(204,392)	Deferred income taxes

This estimate of deferred taxes was determined based on the changes in the book basis of the net assets to be acquired compared to the historical basis reflected in Recall’s financial statements using an estimated statutory tax rate by jurisdiction, resulting in a weighted blended statutory rate of 31.08%. In addition, following the adjustments to the deferred taxes related to purchase accounting, Iron Mountain has integrated, or is in the process of integrating, a portion of Recall’s operations into Iron Mountain’s structure as a REIT. The REIT adjustments eliminate the deferred taxes related to the historical basis and the step up of certain of Recall’s assets and liabilities. Adjustments to established deferred tax assets and liabilities due to refined determination of statutory rates as well as the recognition of additional deferred tax assets and liabilities upon detailed analysis of the acquired assets and assumed liabilities may occur in conjunction with the finalization of the purchase accounting and these items could be material.

(k)                                 Reflects an adjustment of $553,586 to eliminate Recall’s historical stockholders’ equity, which represents the historical book value of Recall’s net assets, as a result of the application of purchase accounting.  Reflects adjustments of $507 and $1,851,193 to common stock and additional paid-in capital, respectively, to reflect the issuance of 50,691,329 shares of Iron Mountain common stock with a par value of $0.01 per share issued by Iron Mountain at the closing of the Recall Transaction, assuming a closing price of $36.53 per share of Iron Mountain common stock on April 29, 2016 (see Note 4).

(l)                                     Reflects an adjustment of $8,588 to increase long-term debt, net of current portion for the step-up in fair value to the financing obligation related to Recall’s lease which did not meet the criteria for “sale-leaseback” for which Recall must continue to record the financing obligation related to the asset.

Bridge Financing Adjustments

(m)                             On April 29, 2016, Iron Mountain entered into the Bridge Financing and on that day borrowed the full amount of the $850,000 available to it under the Bridge Financing.  Iron Mountain used the proceeds from the Bridge Financing, along with the Recall Closing Revolver Funds of $299,068, to finance the closing of the Recall Transaction, including funding the cash consideration delivered to Recall shareholders in the Recall Transaction, refinancing Recall’s existing

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 7 — UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS (Continued)

indebtedness and paying certain costs incurred by Iron Mountain in connection with the closing of the Recall Transaction. The cash proceeds from the issuance of the Bridge Financing and the Recall Closing Revolver Funds drawn to Iron Mountain were $1,141,843 (net of $7,225 of financing costs that have been deferred and will be amortized over the term of the Bridge Financing to interest expense). The Bridge Financing bears interest at LIBOR plus a margin of 325 basis points which increases by 50 basis points quarterly, and the Revolving Credit Facility bears interest at LIBOR plus a margin of 225 basis points, resulting in a weighted average interest rate of 4.30% and 7.84% per annum for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively. Included in the weighted average interest rates above are the Duration Fees. The Duration Fees are assessed based on the period of time the Bridge Financing is outstanding. The Duration Fees consist of (1) 25 basis points on the amount outstanding at 180 days from the date of first borrowing under the Bridge Financing; (2) 50 basis points on the amount outstanding at 270 days from the date of first borrowing under the Bridge Financing; and (3) 100 basis points on the amount outstanding at 365 days from the date of first borrowing under the Bridge Financing. Excluding the effect of the Duration Fees, the weighted average interest rate would have been 3.75% and 4.88% per annum for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively. The borrowings were subject to fees including a structuring fee of $850, a commitment fee of 50 basis points on the amount borrowed and a funding fee of 25 basis points on the amount borrowed, which are included in the weighted average interest rate. In addition, the Bridge Financing includes certain fees to be paid upon extinguishment. The pro forma adjustment reflects the entry into the Bridge Financing, the borrowing of the Recall Closing Revolver Funds, as well as the repayment of $782,284 of Recall’s outstanding indebtedness as of March 31, 2016. See Note 7 (r) for additional information regarding the Bridge Financing Repayment.

Divestment adjustments

(n)                                 Reflects cash proceeds of $55,000 from the Access Sale.

(o)                                 Reflects the removal of $80,000 of assets classified as held for sale related to the Access Sale.

(p)                                 Reflects the receivable of $25,000 related to the Access Contingent Consideration.

(q)                                 Reflects the removal of any deferred taxes and liabilities related to the Access Sale and the recognition of a tax payable resulting from the net removal of the deferred taxes and liabilities as a result the Access Sale, as follows:

Access Sale
Current deferred tax assets	$(344)
Current deferred tax liabilities	—
Long-term deferred tax liabilities	(3,002)
Current income taxes payable	2,658
Tax provision/(benefit) on gain/(loss)	$—

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 7 — UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS (Continued)

There is no tax gain or loss from the Access Sale as the assumed purchase price equals the fair value less cost to sell the Access Assets.

May 2016 Offering Adjustments

(r)                                    Reflects the impacts of the Offering as follows:

(i)                           reflects the expected net cash proceeds from the Offering of $737,750 (which represents the aggregate principal of the Notes, net of $12,250 of Offering Expenses), offset by the use of the proceeds from the Offering, along with cash on hand of $50,000 and additional borrowings under the Revolving Credit Facility of $63,750, for the Bridge Financing Repayment;

(ii)                        reflects the removal of $779,025 from the current portion of long-term debt as a result of the Bridge Financing Repayment, which includes principal payment of $850,000 and the write-off of $7,225 of deferred financing costs offset by the addition of $63,750 of borrowings under the Revolving Credit Facility;

(iii)                     reflects the addition of long-term debt, net of current portion of $737,750 associated with the Offering (which represents the $750,000 in principal amount of the Notes, net of $12,250 of Offering Expenses which are capitalized as deferred financing costs); and

(iv)                    reflects a decrease to (distributions in excess of earnings) earnings in excess of distributions of $8,725, consisting of $7,225 related to the write off of deferred financing costs capitalized as part of the Bridge Financing and $1,500 of related fees due upon extinguishment of the Bridge Financing, respectively.

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

Purchase Accounting Adjustments

(a)                                 Reflects adjustments to cost of sales of $1,466 and $19 for the year ended December 31, 2015 and $289 and $5 for the three months ended March 31, 2016, representing a net increase in rent expense related to the amortization of favorable and unfavorable lease assets and liabilities recognized as part of purchase accounting related to above- or below-market leases and an offsetting decrease to ground rent expense related to the Recall lease which did not meet the criteria for “sale-leaseback”, respectively.

(b)                                 Reflects an adjustment to selling, general and administrative expense of $66,899 and $25,994 for the year ended December 31, 2015 and the three months ended March 31, 2016 representing the elimination of the advisory, legal and accounting expenses incurred by both Iron Mountain and Recall in connection with the Recall Transaction, which are not expected to have a continuing impact on results of operations.

Reflects adjustments to selling, general and administrative expense of $10,290 and $2,738 related to 8,651,888 and 8,417,401 performance and retention rights outstanding during the year

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (Continued)

ended December 31, 2015 and the three months ended March 31, 2016, respectively, representing the elimination of the Recall share-based compensation expense for each respective period as, in accordance with the Recall Agreement, prior to the completion of the Recall Transaction, all outstanding rights to acquire any ordinary shares of Recall under Recall’s equity incentive arrangements, including all unvested performance rights and retention rights, or the Recall Equity Awards, vested and Recall issued the number of Recall shares required by the Recall Equity Awards such that the relevant former holders of the Recall Equity Awards were able to participate in the Recall Transaction. The unaudited pro forma consolidated statements of operations assume that the vesting and settlement of these awards occurred prior to January 1, 2015.

(c)                                  Reflects adjustments to depreciation and amortization expense of $32,337 and $7,568 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, representing an increase in amortization expense related to the fair value of identified intangible assets with finite lives, which were recorded within the unaudited pro forma consolidated balance sheet in Note 7(f).  The following table shows the pre-tax impact on amortization expense:

			Amortization Expense
Description	Estimated Useful Life	Estimated Fair Value	Year Ended December 31, 2015	Three Months Ended March 31, 2016
Customer relationships	15	$715,970	$47,731	$11,931
Recall trade name	8	17,140	2,143	536
Amortization expense			49,874	12,467
Less: Recall historical amortization			(17,537)	(4,899)
Additional amortization expense			$32,337	$7,568

Preliminary estimated future amortization expense, based upon Iron Mountain’s newly acquired intangible assets at March 31, 2016, is as follows:

Year ending December 31,	Amount
Remaining 2016	$37,405
2017	49,874
2018	49,874
2019	49,874
2020	49,874
Thereafter	496,209
Total	$733,110

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (Continued)

(d)                                 Reflects adjustments to depreciation and amortization of $15,768 and $2,941 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, representing increased depreciation expense related to the fair value step-up of property, plant and equipment, with estimated lives ranging from 3 to 35 years, which were recorded within the unaudited pro forma consolidated balance sheet in Note 7(c) as follows:

			Depreciation Expense
Description	Estimated Useful Life	Estimated Fair Value	Year Ended December 31, 2015	Three Months Ended March 31, 2016
Racking	12	$369,310	$30,777	$7,694
Land	N/A	20,394	N/A	N/A
Warehouse equipment and vehicles	4	48,593	12,148	3,037
Computer hardware and software	3	40,674	13,558	3,390
Buildings	35	89,754	2,564	641
Other property, plant and equipment	11	92,734	8,430	2,108
Depreciation expense			67,477	16,870
Less: Recall historical depreciation			(51,709)	(13,929)
Additional depreciation expense			$15,768	$2,941

The adjustment to depreciation and amortization reflects an additional increase of $454 and $113 for the year ended December 31, 2015 and three months ended March 31, 2016, respectively, related to the fair value step-up of Recall’s property which did not meet criteria for “sale-leaseback” treatment, for which Recall must continue to record the asset, which were recorded within the unaudited pro forma consolidated balance sheet in Note 7(c).

(e)                                  Reflects adjustments to (benefit) provision for income taxes of ($5,126) and ($199) for the year ended December 31, 2015 and three months ended March 31, 2016, respectively, to reflect the tax effect of the pro forma adjustments based on an estimated blended statutory tax rate of 26.36%. This statutory tax rate assumes that a portion of Recall’s operations will be integrated into Iron Mountain’s REIT structure. Because the tax rate used for these unaudited pro forma consolidated financial statements is an estimate, it will likely vary from the effective rate in periods subsequent to the completion of the Recall Transaction and those differences may be material.

(f)                                   Reflects adjustments to interest expense of $396 and $71 for the year ended December 31, 2015 and three months ended March 31, 2016, respectively, related to an existing Recall operating lease that is considered a financing obligation under U.S. GAAP. Under U.S. GAAP, Recall was deemed to be the accounting owner during the construction period. Upon completion Recall determined that the lease did not meet the criteria for “sale-leaseback” treatment. Under U.S. GAAP, Iron Mountain must continue to record an asset and corresponding financing obligation. As a result, contractual payments related to the leased property are reversed from rent expense and

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (Continued)

recorded through the income statement as depreciation expense, ground rent expense and interest expense.

Bridge Financing Adjustments

(g)                                  Reflects the following adjustments to interest expense resulting from the Bridge Financing and the Recall Closing Revolver Funds as well as the repayment in full of Recall’s outstanding indebtedness:

(i)                                     increase to interest expense of $48,112 and $22,118 for the year ended December 31, 2015 and three months ended March 31, 2016, respectively, reflecting estimated interest expense associated with the Bridge Financing and the Recall Closing Revolver Funds using a weighted average interest rate of 4.30% and 7.84% for the year ended December 31, 2015 and the three months ended March 31, 2016, on an annualized basis, respectively;

(ii)                                  increase to interest expense reflecting amortization of estimated deferred financing costs of $5,780 and $1,445 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, associated with the establishment of the Bridge Financing;

(iii)                               increase to interest expense of $10,200 and $2,550 during the year ended December 31, 2015 and the three months ended March 31, 2016 for the accretion of fees that are required to be paid upon extinguishment of the Bridge Financing; and

(iv)                              the elimination of interest expense of $21,824 and $6,458 and a corresponding tax expense of $5,753 and $1,702 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, related to Recall’s outstanding indebtedness that was repaid in full upon the closing of the Recall Transaction, which is assumed, for the purposes of the unaudited pro forma consolidated statements of operations, to have occurred on January 1, 2015;

The proceeds from the Bridge Financing were denominated in U.S. dollars and were borrowed by Iron Mountain. As Iron Mountain qualifies as a REIT, the unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, do not reflect a tax benefit related to the pro forma interest expense and amortization of deferred financing costs associated with the Bridge Financing.

Divestments

(h)                                 Reflects adjustments to eliminate the revenues, operating expenses and other income and expenses related to the Divestments. For the unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and for the three months ended March 31, 2016, respectively, a blended statutory tax rate of 36.7% and 37.0% was applied to the Divestments. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (Continued)

Adjustments for the year ended December 31, 2015

	Adjustments
	Iron Mountain Australia	Iron Mountain Canada	Recall U.S. (Access)	Recall U.S. (Seattle & Atlanta)	Recall Canada	Divestment
Revenues:
Storage rental	$(26,767)	$(2,003)	$(21,654)	$(9,863)	$(6,430)	$(66,717)
Service	(25,450)	(729)	(12,470)	(3,985)	(3,804)	(46,438)
Total Revenues	(52,217)	(2,732)	(34,124)	(13,848)	(10,234)	(113,155)
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	(28,388)	(1,240)	(14,225)	(4,942)	(4,741)	(53,536)
Selling, general and administrative	(12,146)	(110)	(1,050)	—	—	(13,306)
Depreciation and amortization	(7,121)	(873)	—	—	—	(7,994)
Total Operating Expenses	(47,655)	(2,223)	(15,275)	(4,942)	(4,741)	(74,836)
Operating Income (Loss)	(4,562)	(509)	(18,849)	(8,906)	(5,493)	(38,319)
Interest Expense, Net	—	—	—	—	—	—
Other (Income) Expense, Net	—	—	—	—	—	—
Income (Loss) Before Provision (Benefit) for Income Taxes and (Gain) Loss on Sale of Real Estate	(4,562)	(509)	(18,849)	(8,906)	(5,493)	(38,319)
Provision (Benefit) for Income Taxes	(1,369)	(137)	(7,540)	(3,562)	(1,483)	(14,091)
Income (Loss)	$(3,193)	$(372)	$(11,309)	$(5,344)	$(4,010)	$(24,228)

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (Continued)

Adjustments for the three months ended March 31, 2016

	Adjustments
	Iron Mountain Australia	Iron Mountain Canada	Recall U.S. (Access)	Recall U.S. (Seattle & Atlanta)	Recall Canada	Divestment
Revenues:
Storage rental	$(6,348)	$(492)	$(5,685)	$(2,470)	$(1,595)	$(16,590)
Service	(5,933)	(252)	(3,428)	(1,088)	(1,006)	(11,707)
Total Revenues	(12,281)	(744)	(9,113)	(3,558)	(2,601)	(28,297)
Operating Expenses:
Cost of sales (excluding depreciation and amortization)	(6,267)	(324)	(3,802)	(1,298)	(1,141)	(12,832)
Selling, general and administrative	(3,077)	(26)	(263)	—	—	(3,366)
Depreciation and amortization	(2,366)	(206)	—	—	—	(2,572)
Total Operating Expenses	(11,710)	(556)	(4,065)	(1,298)	(1,141)	(18,770)
Operating Income (Loss)	(571)	(188)	(5,048)	(2,260)	(1,460)	(9,527)
Interest Expense, Net	—	—	—	—	—	—
Other (Income) Expense, Net	—	—	—	—	—	—
Income (Loss) Before Provision (Benefit) for Income Taxes	(571)	(188)	(5,048)	(2,260)	(1,460)	(9,527)
Provision (Benefit) for Income Taxes	(171)	(51)	(2,019)	(904)	(394)	(3,539)
Income (Loss)	$(400)	$(137)	$(3,029)	$(1,356)	$(1,066)	$(5,988)

May 2016 Offering

(i)                                     Reflects the following adjustments to interest expense resulting from the Parent Notes and Subsidiary Notes, or the Notes:

(i)                                     increase to interest expense of $36,620 and $9,189 for the year ended December 31, 2015 and three months ended March 31, 2016, respectively, reflecting interest expense associated with the Parent Notes and Subsidiary Notes, which bear interest at 4.375% and 5.375%, respectively, and the additional borrowings under the Revolving Credit Facility, which bears interest at LIBOR plus 225 basis points;

(ii)                                  increase to interest expense reflecting amortization of estimated deferred financing costs associated with the Notes of $2,042 and $510 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively;

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION (Continued)

(In Thousands, Except Share and Per Share Amounts)

NOTE 8 — UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS (Continued)

(iii)                               the elimination of interest expense of $42,081 and $20,531 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, resulting from the Bridge Financing Repayment;

(iv)                              the elimination of interest expense related to the amortization of estimated deferred financing costs related to the Bridge Financing of $5,780 and $1,445 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, resulting from the Bridge Financing Repayment;

(iv)                              the elimination of interest expense related to the accretion of certain fees due upon extinguishment of the Bridge Financing of $10,200 and $2,550 during the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, resulting from the Bridge Financing Repayment; and

(v)                                 the decrease to provision (benefit) for income taxes of $5,538 and $1,385 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, reflecting the income tax benefit of the additional interest expense related to the Subsidiary Notes, based on an estimated statutory tax rate of 40%.

(j)                                    The weighted average shares outstanding used to compute basic and diluted net loss per share for the year ended December 31, 2015 and the three months ended March 31, 2016 have been adjusted to give effect to the issuance of 50,691,329 shares of Iron Mountain common stock issued upon closing of the Recall Transaction as if such issuances had occurred on January 1, 2015.

NOTE 9 — UNADJUSTED PRO FORMA BALANCES

In conjunction with the conversion of certain of Recall’s operations to a REIT, Iron Mountain believes that the potential range of the E&P Distribution is between $0 to $50,000. The final amount of the E&P Distribution will be determined based upon a formal study to determine the undistributed earnings and profits of the Recall subsidiaries that are integrated into Iron Mountain’s structure as a REIT. The unaudited pro forma consolidated financial information does not give effect to the E&P Distribution, as it is not factually supportable at this time. However, if the E&P Distribution was determined to be $50,000 and Iron Mountain elected to make the distribution 100% in cash, the impact to the unaudited pro forma consolidated balance sheet would reflect a reduction in cash of $50,000 and a reduction to (Distributions in excess of earnings) Earnings in excess of distributions of $50,000. If the E&P Distribution was determined to be $50,000 and Iron Mountain elected to pay 20% of the distribution with cash, the unaudited pro forma consolidated balance sheet would show a reduction of cash of $10,000. Furthermore, the new shares issued of approximately 1,110,000 to pay the remaining 80% of the E&P Distribution would be added to the weighted number of shares outstanding for the periods reported, such that unaudited pro forma consolidated EPS would decrease by $0.02 and $0.01 per share for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively. For the sensitivity analysis, Iron Mountain’s share price as of April 29, 2016 was used.